Exhibit 99.2

Amesite Inc. Announces Launch of Six Online Course Offerings with Humphreys University,

Following Successful Pilot Program

ANN ARBOR, Michigan – Tuesday, December 18, 2018—Amesite, Inc. (the “Company”), an artificial intelligence software company targeting the college course market, announced today its plan to launch six online course offerings with its partner, Humphreys University, following successful pilot launches in Fall, 2018.

Each pilot course, MATH 120 (Introduction to Statistics) and PSY 101 (Introductory Psychology) had a 100% student retention, and a 100% pass rate. The courses had high overall ratings from the learners.

Humphreys University President Robert Humphreys said, “We are proud to announce additional online offerings with Amesite. Humphreys University is an accredited, independent, non-profit university that has supported learning since 1896. These online offerings will enable more learners to begin their college careers with accessible and artificial intelligence-powered courses online and at a reasonable cost, and expand our capabilities at Humphreys to deliver courses to more learners.”

Amesite CEO, Dr. Ann Marie Sastry, said “We are proud to partner with Humphreys University, supporting it to provide courses that build degrees for learners there, and at all of the colleges and universities that accept its credits. We look forward to expanding this relationship and making a positive impact on the lives of students in California’s Central Valley.”

Enrollment has opened for the following courses, which begin on January 2, 2019: Math 120 (Statistics), PSY 101 (Introductory Psychology), ECON 101 (Economics I), ECON 102 (Economics II), SOC 101 (Introduction to Sociology), PHIL 101 (Introduction to Philosophy). Students should visit https://www.amesite.com/register to learn more about the programs and course registration.

Amesite’s online learning solutions for colleges, universities, faculty and students utilize artificial intelligence technologies, including machine learning and natural language processing, to deliver cost effective, cloud-based digital versions of lower level courses that greatly enhance and improve the learning experience of students. Amesite’s online platform includes customized user messaging and tracking as well as seamless integration of current events into traditional course materials, creating a more meaningful experience for both students and instructors alike.

About Humphreys University

With campuses in Stockton and Modesto, California, Humphreys University is a non-profit, independent California institution of higher education with over 120 years of educational dedication. Humphreys is accredited by the Western Association of Schools and Colleges Senior College and University Commission (WSCUC), that provides access to higher learning, community, and opportunity with a balance between education and practical life for motivated students who want to reach higher. With 100% of courses taught by faculty, and offerings ranging from Associate, Bachelor, Master’s degree programs, to the Drivon School of Law, Humphreys offers a range of options for learning.

About Amesite, Inc.

Amesite is a high tech artificial intelligence software company offering a cloud-based platform for college and university courses to be cost-effectively and conveniently delivered to learners online and in hybrid online/on campus formats. Amesite uses artificial intelligence technologies to provide customized environments for learners, easier-to-manage interfaces for instructors, and greater accessibility for college degree seekers in the US education market and beyond. The Company leverages existing college infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, accessible, scalable and improved learning experiences to students. Founded in 2017, Amesite is based in Ann Arbor, Michigan. For more information, visit https://amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

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